Exhibit 21.1
SUBSIDIARIES OF REGISTRANT
AS OF OCTOBER 31, 2006

		Percentage of
		Voting Securities
		Owned by
	State of	Immediate
Name	Incorporation	Parent

ABM Industries Incorporated	Delaware	Registrant
(*) ABM Facility Services Company	California	100%
ABM Engineering Services Company	California	100%
ABM CMS, Inc. **	California	100%
ABM Janitorial Services, Inc.	Delaware	100%
ABM Co. of Boston	California	100%
ABM Janitorial Northeast, Inc.	California	100%
ABM Janitorial — Northern California	California	100%
ABM Mid-Atlantic, Inc.	California	100%
American Building Maintenance Co.	California	100%
American Building Maintenance Co. — West	California	100%
American Building Maintenance Co. of Georgia	California	100%
American Building Maintenance Co. of Hawaii	California	100%
Allied Maintenance Services, Inc.	Hawaii	100%
American Building Maintenance Co. of Kentucky	California	100%
American Building Maintenance Co. of New York	California	100%
American Building Maintenance Co. of New York — Manhattan	California	100%
Bonded Maintenance Company	Texas	100%
Bradford Building Services, Inc.	California	100%
Servall Services, Inc.	Texas	100%
ABM Janitorial Services Co., Ltd.	Brit. Columbia	100%
ABM Payroll Service, Inc.	California	100%
ABM Security Services, Inc.	California	100%
SSA Security, Inc.	California	100%
Elite Security, Inc.	California	100%
American Public Services	California	100%
Ampco Pacific Airpark, LLC***	California	60%
Ampco System Parking	California	100%
Amtech Energy Services**	California	100%
Amtech Lighting & Electrical Services	California	100%
Amtech Lighting Services	California	100%
Amtech Lighting Services of the Midwest	California	100%
Amtech Reliable Elevator Company of Texas**	Texas	100%
Beehive Parking, Inc.**	Utah	100%
Canadian Building Maintenance Company, Ltd.	Brit. Columbia	100%
Supreme Building Maintenance, Ltd.	Brit. Columbia	100%
System Parking, Inc.	California	100%

(*)	Subsidiary relationship to registrant or to subsidiary parents shown by progressive indentation.

**	Inactive companies.

***	A Limited Partnership.